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                          CERTIFICATE OF INCORPORATION

                                       OF

                             ALAMOSA HOLDINGS, INC.,
                             A DELAWARE CORPORATION


         --------------------------------------------------------------

                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
                              OF SECTION 101 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         --------------------------------------------------------------

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "GENERAL CORPORATION LAW OF THE STATE OF DELAWARE") hereby certifies that:

                                    ARTICLE I

                                      NAME

         The name of the corporation is Alamosa Holdings, Inc. (the "CORPORATION").


                                   ARTICLE II

                                     ADDRESS

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the registered agent at such registered office is Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

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                                   ARTICLE IV

                                  CAPITAL STOCK

         A. The aggregate number of shares of capital stock that the Corporation will have authority to issue is 100,000,000, of which 95,000,000 will be shares of common stock, $.01 par value, and 5,000,000 of which will be shares of preferred stock, $.01 par value.

         Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Authority is hereby granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the fullest extent permitted by law.

         B. No stockholder of the Corporation shall, by reason of being a stockholder, have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities convertible into or carrying a right to subscribe to or to acquire any shares of any class of the Corporation now or hereafter authorized.

         C. No stockholder shall have the right to cumulate votes at any election for directors of the Corporation.


                                    ARTICLE V

                                CORPORATE MATTERS

         The affairs of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or altered in the manner provided in, the Bylaws of the Corporation. The number of directors constituting the initial board of directors is one and the name and address of the person who is to serve as director until the first annual meeting of the stockholders or until his successor is elected and qualified is:


Name                               Address
----                               -------

David E. Sharbutt                  c/o Alamosa PCS Holdings, Inc.
                                   4403 Brownfield Highway
                                   Lubbock, Texas 79407

                                   ARTICLE VI

                                   AMENDMENTS

         In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend, and repeal, from time to time, Bylaws of the Corporation.

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                                   ARTICLE VII

                              DURATION OF EXISTENCE

         The Corporation will have a perpetual existence.


                                  ARTICLE VIII

                                 RIGHT TO AMEND

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE IX

                             LIABILITY OF DIRECTORS

         The liability of the directors of the Corporation to the Corporation or its stockholders for monetary damages for acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of the State of Delaware and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

         Any repeal or modification of this Certificate shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.


                                    ARTICLE X

                                 INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to each person who is or was a director, officer or employee of the Corporation in every capacity in which such person serves for which the Corporation may or is required to indemnify or advance expenses to such person, for amounts incurred by such person in connection with any action, suit, or proceeding to which such person was, is or may be a party by reason of such person's position with the Corporation or service on behalf of the Corporation, when and to the fullest extent permitted or required by the laws of the State of Delaware and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

         Any repeal or modification of this Certificate shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

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                                   ARTICLE XI

                        NO RIGHT TO STOCK OF CORPORATION

         No stockholder shall be entitled as a matter of right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the Corporation's capital stock, whether now or later authorized, or any bonds, debentures, warrants, options, or other securities convertible into or entitling the holder to purchase shares. Such additional shares, bonds, debentures, warrants, options, or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.


                                   ARTICLE XII

                                  INCORPORATOR

         The name and mailing address of the incorporator of the Corporation are Laura R. Kogan, whose address is 1600 North Collins Blvd., Suite 2000, Richardson, Texas 75080.


IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, does now make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of July, 2000.


                                            /s/ Laura R. Kogan
                                            ----------------------------------
                                            LAURA R. KOGAN,
                                            INCORPORATOR

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